Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cytori Therapeutics, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements, the accompanying schedule of valuation and qualifying accounts and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Diego, California

November 18, 2013